                                                                EXHIBIT 99(b)(7)

                  Project Daisy Update
                  September 28, 1999

                  Strictly Private and Confidential


[LOGO] CHASE                                                                   1

Project Daisy Update
Situation Overview
================================================================================

Chase is pleased to present the following valuation perspectives relating to Thomas H. Lee's investment in Daisy

We believe this analysis should provide assistance in evaluating alternatives for restructuring the proposed merger consideration to achieve:

            >     Reduced all-in cost

            >     Improved debt market execution

            >     Increased probability of a successful shareholder vote

This analysis details recent material events that could impact the pending acquisition of Daisy, including:

      -     Deterioration of Webcraft operating performance

      - Lack of liquidity in the high yield market has led to a 75 bps widening in the single B HY Index and average yields of 12.3% for single B issuers (630 bps spread does not include deals w/ attached warrants)

      - An update in the value of Daisy's internet / new media investment portfolio

      -     Changes in public comparative valuations

------------------------------------------------------------------------------------------------------------------------------
                                          Share Performance   EV/EBITDA       EV/EBITDA
Business Segment         Comparative         6/29 to 9/26    Multiple 6/26   Multiple 9/26               Comment
------------------------------------------------------------------------------------------------------------------------------
Treasure Chest           RR Donnelley           (21.2%)          7.2x            5.8x          DNY and other sector leaders'
                                                                                               strategic position weakened by
                                                                                               PRW/WRC merger.

                         Cadmus                 (29.4%)          4.7x            5.2x          CDMS increased leverage from 2.4x
                                                                                               EBITDA and 50% Debt/Cap to 3.9x
                                                                                               EBITDA and 75% Debt/Cap to fund
                                                                                               Melham acquisition.

Webcraft                 Harte Hanks            (11.1%)         14.2x           12.2x          EBITDA up 7.5% over period but
                                                                                               sector has traded lower.

                         Advo                   (10.5%)          7.0x            6.3x          AD shares have moved lower on
                                                                                               weaker 3Q revenues, despite margin
                                                                                               improvements.

Laser Tech               Applied Graphics       (33.9%)          8.3x            6.9x          Shares have been heavily discounted
                                                                                               on news of trouble assimilating Wace
                                                                                               acquisition.
------------------------------------------------------------------------------------------------------------------------------

Other analysis in the enclosed materials includes:

      - Updated segment break-up valuation analysis ($27.25 to $33.00) and review of purchase price multiples at a range of acquisition prices

      -     Assessment of unaffected trading valuation ($23.50 to $25.50)


[LOGO] CHASE                                                                   2

Project Daisy Update
Treasure Chest Advertising Trading Comparatives
================================================================================

--------------------------------------------------------------------------------
Enterprise Value to LTM EBITDA Multiple Comparison
--------------------------------------------------------------------------------

    [The following table was depicted as bar graph in the printed materials.]

                             DNY      PRW      BGF      WRC(4)     CDMS     BN

as of 6/29/88                7.2x     7.0x     6.7x     6.1x       4.7x     4.6x
as of 9/24/99                5.8x     6.8x     7.1x     6.9x       5.2x     4.5x

                                                             -------------------
                                                             Mean(2):
                                                             as of 6/29/99: 5.9x
                                                             as of 9/24/99: 5.9x
                                                             -------------------

--------------------------------------------------------------------------------
2000E PE Multiple Comparison(1)
--------------------------------------------------------------------------------

   [The following table was depicted as bar graph in the printed materials.]

                             DNY      PRW      BGF      WRC(4)      BN      CDMS

as of 6/29/99               14.7x    13.2x    12.4x     11.6x      9.7x     9.6x
as of 9/24/99               11.6x    12.6x    11.0x     14.8x      9.1x     5.7x

                                                           ---------------------
                                                           Mean(2):
                                                           as of 6/29/99:  11.8x
                                                           as of 9/24/99:  11.0x
                                                           ---------------------

--------------------------------------------------------------------------------
                                          Share     Share
                              Ticker      Price     Price         %
Company                       Symbol     6/29/99   9/24/99     Change
--------------------------------------------------------------------------------

Advertising Inserts/Printing             ----------------------------
Banta Corp                     BN        $ 22.50   $ 21.31     (5.3%)
Cadmus Comunications(3)        CDMS        14.25     10.06    (29.4%)
Quebecor Prtg Inc              PRW         21.75     21.88      0.6%
RR Donnelley & Sons            DNY         36.50     28.75    (21.2%)
World Color Press Inc(4)       WRC         27.94     35.50     27.1%
                                         ----------------------------
Big Flower Hldgs Inc           BGF       $ 31.56     28.00    (11.3%)
--------------------------------------------------------------------------------

(1) Based on IBES estimates.
(2) Mean calculation excludes Big Flower Hldgs Inc.
(3) Pro forma for sale of $125 million of subordinated notes and acquisition of Melham Holdings Inc.
(4) Price and trading multiples relect pending acquisition by Quebecor.


[LOGO] CHASE                                                                   3

Project Daisy Update
Webcraft Trading Comparitives
================================================================================

--------------------------------------------------------------------------------
Enterprise Value to LTM EBITDA Multiple Comparison
--------------------------------------------------------------------------------

   [The following table was depicted as bar graph in the printed materials.]

                  Catalina                                    Snyder                                                      Big Flower
                  Marketing   M/A/R/C Inc.   Acxiom Corp   Communications   Harte Hanks Inc.   Valassis Comm   Advo Inc   Hldgs Inc
as of 6/29/99     24.1x       16.9x          15.9x         15.7x            14.2x              9.7x            7.0x       6.7x
as of 9/24/99     20.0x       10.8x          9.8x          8.4x             12.2x              13.0x           6.3x       7.1x

                                                                                                                --------------------
                                                                                                                Mean(2):
                                                                                                                as of 6/29/99: 14.8x
                                                                                                                as of 9/24/99: 11.2x
                                                                                                                --------------------

--------------------------------------------------------------------------------
2000E PE Multiple Comparison (1,2)
--------------------------------------------------------------------------------

   [The following table was depicted as bar graph in the printed materials.]

                  Catalina                                                                      Snyder       Big Flower
                  Marketing   Harte Hanks Inc.  Acxiom Corp   M/A/R/C Inc.   Valassis Comm   Communications  Hldgs Inc     Advo Inc
as of 6/29/99     28.5x       22.6x             20.8x         17.3x           16.5x          16.3x           12.4x         11.1x
as of 9/24/99     25.0x       20.1x             13.3x         17.4x           18.0x          14.0x           11.0x          9.9x

                                                                                                                --------------------
                                                                                                                Mean(2):
                                                                                                                as of 6/29/99: 19.0x
                                                                                                                as of 9/24/99: 16.4x
                                                                                                                --------------------

--------------------------------------------------------------------------------
                                                Share        Share
                                 Ticker         Price        Price         %
Company                          Symbol        6/29/99      9/24/99     Change
--------------------------------------------------------------------------------
Direct Marketing                                --------------------------------
Acxiom Corp                       ACXM          26.56        17.00     (36.0%)
Advo Inc                          AD            20.81        18.63     (10.5%)
Catalina Marketing                POS           95.13        83.44     (12.3%)
Harte Hanks Inc                   HHS           27.00        24.00     (11.1%)
M/A/R/C Inc                       MARC          13.88        14.13       1.8%
Snyder Comunications              SNC           30.00        18.56     (38.1%)
Valassis Comm                     VCI           38.25        43.13      12.7%
                                                --------------------------------

Big Flower Hldgs Inc              BGF         $ 31.56        28.00     (11.3%)
--------------------------------------------------------------------------------

(1) Based on I/B/E/S estimates.
(2) Mean calculation excludes Big Flower Inc.


[LOGO] CHASE                                                                   4

Project Daisy Update
Laser Tech Trading Comparatives
================================================================================

--------------------------------------------------------------------------------
Enterprise Value to LTM EBITDA Multiple Comparison
--------------------------------------------------------------------------------

    [The following table was depicted as bar graph in the printed materials.]

                                        AGTX        UDG         BGF         SGK

as of 6/29/99                           8.3x        7.9x        6.7x        6.2x
as of 9/24/99                           6.9x        6.9x        7.1x        6.0x

                                                             -------------------
                                                             Mean(2):
                                                             as of 6/29/99: 7.5x
                                                             as of 9/24/99: 6.6x
                                                             -------------------

--------------------------------------------------------------------------------
2000E PE Multiple Comparison(1)
--------------------------------------------------------------------------------

    [The following table was depicted as bar graph in the printed materials.]

                                                BGF       SGK      AGTX      UDG
as of 6/29/99                                  12.4x     10.0x     9.5x     6.6x
as of 9/24/99                                  11.0x     9.7x      6.9x     6.3x

                                                             -------------------
                                                             Mean(2):
                                                             as of 6/29/99: 8.7x
                                                             as of 9/24/99: 7.8x
                                                             -------------------

--------------------------------------------------------------------------------
                                                  Share        Share
                                    Ticker        Price        Price        %
Company                             Symbol       6/29/99      9/24/99     Change
--------------------------------------------------------------------------------
Premedia                                         -------------------------------
Applied Graphics Techn(3)            AGTX       $   11.81   $    7.81    (33.9%)
Schawk Inc                           SGK             9.00        8.69     (3.5%)
Unidigital, Inc.                     UDG             5.38        5.06     (5.8%)
                                                 -------------------------------

Big Flower Hldgs Inc                 BGF        $   31.56   $   28.00    (11.3%)

(1) Based on IBES estimates.
(2) Mean calculation excludes Big Flower Hldgs Inc.
(3) Not Pro forma for Wace acquisition.


[LOGO] CHASE                                                                   5

Project Daisy Update
Segment Break-Up Valuation
================================================================================

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                            Preliminary              1999E                        1999E
Segment                                   Valuation Range       EBITDA Statistic         Implied EBITDA Multiple
------------------------------------------------------------------------------------------------------------------
                                         Low    -    High                              Low            -       High

TC Advertising                         $900.0       $975.0         $147.5              6.1x           -       6.6x

Webcraft                                435.0        465.0           60.0              7.3x           -       7.8x

Laser Tech                              260.0        280.0           39.8              6.5x           -       7.0x

Columbine                               165.0        165.0           26.5              6.2x           -       6.2x
----------------------------------------------------------         ------
Total Segment Enterprise Value(1)    $1,760.0     $1,885.0         $273.8              6.4x           -       6.9x
----------------------------------------------------------         ------

Adjustments

Less:
 Corporate Overhead(2)                 (130.5)      (101.5)
 Debt(3)                              (1025.3)     (1025.3)
Plus:
Cash(3)                                   0.0          0.0
Option Proceeds                          26.2         26.2

Total Equity Value                     $630.5       $784.5
                                      =======      =======
Primary Shares                         20.433       20.433

Options(4)                              1.789        1.789
QUIPs(5)                                3.937        3.937
                                      -------      -------

Fully-Diluted Shares                   26.159       26.159
                                      =======      =======
----------------------------------------------------------                              ----------------------------
Implied Value Per Share                $24.10       $29.99                              Internet Taxed at a 35% rate
----------------------------------------------------------                              ----------------------------

New Media / Internet Investments(6)   $127.41      $127.41                                 $82.82         $82.82

New Media / Internet
 Investments per Share                  $4.87        $4.87                                  $3.17          $3.17
----------------------------------------------------------                              ----------------------------
Implied Value Per Share                $28.97       $34.86                                 $27.27         $33.15
----------------------------------------------------------                              ----------------------------

Assumptions
(1)   Total segment enterprise value is before corporate overhead.
(2) Corporate overhead of $14.5 million is capitalized at a 7.0x blended to a 9.0x multiple.
(3)   Cash and debt are based on current THLee estimates.
      Debt includes $84.6 million off-balance sheet A/R Facility.
(4)   1.789 million options at an average strike of $14.66.
(5)   QUIPs are convertible into 3.937 million common shares.
(6) New Media / Internet Investments are valued based on publicly available information and on management estimates. Value is pre-tax.

--------------------------------------------------------------------------------


[LOGO] CHASE                                                                   6

Project Daisy Update
Implied EV Multiple Analysis
================================================================================

---------------------------------------------------------------------------------------------------

                                 --------------       ------------   --------------    ------------
                                 Announced Case       Current Case   Announced Case      Implied
Case                                6/29/99             9/23/99         Multiples      Shared Price
                                 --------------       ------------   --------------    ------------
Acquisition Price                   $35.25              $35.25

Enterprise Value(1)                1,852.1             1,921.1

1999E Statistics
                                 -------------        -----------    -------------
Revenue                           $1,910.0            $1,868.1          $1,868.1

EBITDA                               266.9               259.7             259.7

EPS                                  $2.15               $2.00             $2.00
                                 -------------        -----------    -------------

Implied Multiples
                                 --------------       ------------   --------------    ------------
Revenue                              0.97x               1.03x             0.97x          $31.06

EBITDA                                6.9x                7.4x              6.9x          $30.70

EPS                                  16.4x               17.6x             16.4x          $32.79
                                 --------------       ------------   --------------    ------------
---------------------------------------------------------------------------------------------------

Adjustments
---------------------------------------------------------------------------------------------------
Columbine(2)
                                 --------------       ------------
Realized Value                      $165.0              $165.0

Revenue                               82.9               115.0

EBITDA                               20.68                26.5
                                 --------------       ------------
Internet Investments(3)
                                 --------------       ------------
                                    $127.4              $127.4
                                 --------------       ------------
Adjusted Implied Multiples
                                 --------------       ------------   --------------    ------------
Revenue                              0.85x               0.93x             0.85x           $30.20

EBITDA                                6.3x                7.0x              6.3x           $29.46
                                 --------------       ------------   --------------    ------------
---------------------------------------------------------------------------------------------------

(1) Enterprise value at 6/29/99 included $930 million of net debt, at 9/24/99 includes $999 million of net debt. EV figures do not include transaction fees & expenses.
(2) Columbine revenue and EBITDA based on management projections. Assumed value of Columbine is $165.0 million.
(3) Internet Investment value based on publicly available information and management estimates as of 9/21/99.


[LOGO] CHASE                                                                   7

Project Daisy Update
Assessment of Unaffected Trading Valuation
================================================================================

--------------------------------------------------------------------------------
Historical EV/LTM EMBITDA(1)
--------------------------------------------------------------------------------

    [The following table was depicted as bar graph in the printed materials.]

                                   1996         1997         1998           1999

LTM 1Q                             6.4x         5.8x         7.3x           6.5x
LTM 2Q                             5.9x         5.7x         7.8x           6.4x
LTM 3Q                             5.7x         5.9x         6.6x
LTM 4Q                             5.6x         6.7x         5.9x
THL 9/24                                                                    7.1x

--------------------------------------------------------------------------------
Implied Share Price
--------------------------------------------------------------------------------
EV/EBITDA                          Enterprise        Implied         Plus A/T
Multiple                              Value        Shared Price     Internet(4)
--------------------------------------------------------------------------------
  5.7x                            $  1,381.8        $   14.63       $   17.80
  5.9x                               1,430.2            16.49           19.65
  6.1x                               1,478.7            18.34           21.50
  6.3x                               1,527.2            20.19           23.36
  6.5x                               1,575.7            22.05           25.21
  6.7x                               1,624.2            23.90           27.06
  6.9x                               1,672.7            25.75           28.92
  7.1x                               1,731.6            28.00           31.17
  7.3x                               1,780.0            29.86           33.02
  7.5x                               1,828.5            31.71           34.88
  7.7x                               1,877.0            33.56           36.73
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Average Price / Forward EPS Multiple(2)
--------------------------------------------------------------------------------

    [The following table was depicted as bar graph in the printed materials.]

                   6/30/96  12/31/96   6/30/97  12/31/97   6/30/98  12/31/98   6/30/99   9/24/99
Current Fiscal      18.8x     24.5x     14.6x     16.6x     16.8x     13.8x     12.4x     13.0x
Next Fiscal         9.9x      11.1x     12.0x     13.7x     13.4x     11.6x     10.4x     11.0x

--------------------------------------------------------------------------------
Implied Share Price(3)
--------------------------------------------------------------------------------

Avg. Price/                              Market         Implied       Plus A/T
Current FY EPS                       Capitalization   Share Price    Internet(4)
--------------------------------------------------------------------------------
    10.0x                              $  523.2       $   20.00      $   23.17
    10.5x                                 549.3           21.00          24.17
    11.0x                                 575.5           22.00          25.17
    11.5x                                 601.7           23.00          26.17
    12.0x                                 627.8           24.00          27.17
    12.5x                                 654.0           25.00          28.17
    13.0x                                 680.1           26.00          29.17
    13.5x                                 706.3           27.00          30.17
    14.0x                                 732.5           28.00          31.17
    14.5x                                 758.6           29.00          32.17
    15.0x                                 784.8           30.00          33.17
--------------------------------------------------------------------------------

(1) Historical EV / EBITDA multiple derived by dividing LTM EBITDA for defined period into enterprise value for that period based on the average stock price over the quarter and balance sheet data from the relevant quarterly financial report. Enterprise value is not adjusted for the value of new media / internet investments.
(2) Average Price / Forward EPS multiple derived for the defined periods by dividing the average Daisy stock price for the period by the average forward EPS estimate for the current fiscal and next fiscal years.
(3) Implied Share Price data assumes 26.159 million diluted shares outstanding, net debt of $999 million, including options proceeds, and LTM EBITDA of $242.4 million. No adjustment has been made for new media / internet investments. Current fiscal EPS of $2.00 represents estimate based on revised EBITDA (calculated p.10) which is $0.16 lower than the I/B/E/S mean.
(4) New media / internet investments, valued at $127.4 million pre-tax, are taxed at 35% and added to the implied share price of the base business.


[LOGO] CHASE                                                                   8

Project Daisy Update
Valuation Matrix
================================================================================

----------------------------------------------------------------------------------------------------------------------
                                                                      Offer Price         Adjusted Enterprise Value
                                                                    as a Multiple of:         as a Multiple of:
                                                       Adjusted     ------------------     -------------------------
Offer       Offer     Offer       Net    Enterprise   Enterprise     1999E     2000E      LTM       LTM       1999E
Price      Premium    Value     Debt(1)   Value(2)     Value(3)     EPS(4,5)   EPS(5)    Sales     EBITDA    EBITDA(6)
----------------------------------------------------------------------------------------------------------------------
$28.00      0.0%      $732.5     $999.0   $1,731.5     $1,604.1      14.0x     11.0x     0.88x     6.6x         6.2x

$28.50      1.8%      $745.5     $999.0   $1,744.6     $1,617.2      14.3x     11.2x     0.89x     6.7x         6.2x

$29.00      3.6%      $758.6     $999.0   $1,757.6     $1,630.2      14.5x     11.4x     0.90x     6.7x         6.3x

$29.50      5.4%      $771.7     $999.0   $1,770.7     $1,643.3      14.8x     11.6x     0.90x     6.8x         6.3x

$30.00      7.1%      $784.8     $999.0   $1,783.8     $1,656.4      15.0x     11.8x     0.91x     6.8x         6.4x

$30.50      8.9%      $797.9     $999.0   $1,796.9     $1,669.5      15.3x     11.9x     0.92x     6.9x         6.4x

$31.00      10.7%     $810.9     $999.0   $1,810.0     $1,682.6      15.5x     12.1x     0.93x     6.9x         6.5x

$31.50      12.5%     $824.0     $999.0   $1,823.0     $1,695.6      15.8x     12.3x     0.93x     7.0x         6.5x

$32.00      14.3%     $837.1     $999.0   $1,836.1     $1,708.7      16.0x     12.5x     0.94x     7.1x         6.6x

$32.50      16.1%     $850.2     $999.0   $1,849.2     $1,721.8      16.3x     12.7x     0.95x     7.1x         6.6x

$33.00      17.9%     $863.3     $999.0   $1,862.3     $1,734.9      16.5x     12.9x     0.95x     7.2x         6.7x

$33.50      19.6%     $876.3     $999.0   $1,875.4     $1,747.9      16.8x     13.1x     0.96x     7.2x         6.7x

$34.00      21.4%     $889.4     $999.0   $1,888.4     $1,761.0      17.0x     13.3x     0.97x     7.3x         6.8x

$34.50      23.2%     $902.5     $999.0   $1,901.5     $1,774.1      17.3x     13.5x     0.98x     7.3x         6.8x

Acquisition Price Data
----------------------------------------------------------------------------------------------------------------------
$35.25      25.9%     $922.1     $999.0   $1,921.1     $1,793.7      17.6x     13.8x     0.99x     7.4x         6.9x
----------------------------------------------------------------------------------------------------------------------

Daisy Data (6)                                                      $2.00     $2.55     $1,817.3 $242.2       $259.7
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Net debt equals $940.7 million assumed debt plus $84.6 million A/R facility, less $26.2 million options proceeds.
(2) Enterprise value does not include fees and expenses associated with transaction.
(3) Adjusted Enterprise Value reflects enterprise value adjusted for the $127.4 million estimated value of BGF new media / internet investments.
(4) Shares outstanding (26.159 MM) based on 20.433 million basic shares, 3.937 million QUIPs and 1.789 million options at average strike of $14.66.
(5) 1999E EPS estimate adjusted for shortfall in 3Q EBITDA, 2000E EPS estimates based on I/B/E/S.
(6)   1999E EBITDA based on management estimates.


[LOGO] CHASE                                                                   9

Project Daisy Update
1999E EPS Bridge
================================================================================

The following table calculates estimated 1999 EPS, employing revised 1999E EBITDA assumptions, and other operating assumptions derived from analyst reports

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                        Revised       Analyst
Comparison of 1999E Analyst and Management Estimates   Estimate(1)   Estimate(2)
                                                       -----------   -----------
--------------------------------------------------------------------------------
TC Advertising                                           $147.5        $150.0
Webcraft                                                   60.0          69.3
Lasertech                                                  39.8          38.7
CJDS                                                       26.5          26.5
Reach America                                               0.4           0.0
                                                         ------        ------
Total                                                    $274.2        $284.5
                                                         ------        ------
Corp. Overhead                                            (14.5)        (17.4)

Total EBITDA                                             $259.7        $267.1
                                                         ------        ------
Dep & Amort                                               102.0         102.0

Operating Income                                         $157.7        $165.1
                                                         ------        ------
Net Interest Expense                                      (70.6)        (70.6)
Other                                                      (3.6)         (3.6)
Provision for Income Taxes                                (38.4)        (41.8)
  Rate                                                     46.0%         46.0%
After-Tax Int. on Pref. Stock                               4.1           4.1
                                                         ------        ------
Net Income                                                $49.2         $53.2
                                                         ------        ------
Diluted Shares Outstanding                                 24.7          24.7

--------------------------------------------------------------------------------
EPS                                                       $2.00         $2.16
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) EBITDA estimates based on revised projections. All other assumptions employed in calculating revised EPS are based on analyst estimates.
(2) Based on CSFB estimates dated 5/6/99. Current I/B/E/S consensus EPS estimate is $2.15.


[LOGO] CHASE                                                                  10

Project Daisy Update
BGF Internet Investment Valuation
================================================================================

As of September 24, 1999:
--------------------------------------------------------------------------------
New Media / Internet Investments        Ticker    Shares      Price      Value
--------------------------------------------------------------------------------
24/7 Media Inc.                         TFSM       1.751      $36.00     $63.03
About.Com Inc (former MiningCo.Com)(1)  BOUT       0.738       44.31      32.69
WorldGate Communications(2)             WGAT       0.182       23.75       4.32
Andromedia(3)                             NA          NA        0.00       4.00
NuTel(4)                                  NA          NA        0.00       0.50
Other(5)                                  NM          NM          NM      22.88
                                                                        --------
Total                                                                   $127.41
                                                                        ========
BGF Total Shares Outstanding                                              24.85
Implied Value Per Share (Pre-Tax)                                         $5.13
                                                                        ========
--------------------------------------------------------------------------------

On June 28 1999 (1 Day Prior to Announcement Date):
--------------------------------------------------------------------------------
New Media / Internet Investments        Ticker    Shares      Price      Value
--------------------------------------------------------------------------------
24/7 Media Inc.                         TFSM       1.751      $31.63     $55.37
About.Com Inc.(former MiningCo.Com)(1)  BOUT       0.738       40.00      29.51
WorldGate Communications(2)             WGAT       0.183       40.75       7.46
Andromedia(3)                             NA          NA        0.00       0.00
NuTel(4)                                  NA          NA        0.00       0.50

Total                                                                     $92.85
                                                                        ========
BGF Total Shares Outstanding                                               24.85
Implied Value Per Share (Pre-Tax)                                          $3.74
                                                                        ========
--------------------------------------------------------------------------------

On April 28,1999:
--------------------------------------------------------------------------------
New Media / Internet Investments        Ticker    Shares      Price      Value
--------------------------------------------------------------------------------
24/7 Media Inc.                         TFSM      1.751       $43.13     $75.51
About.Com Inc.(former MiningCo.Com)(1)  BOUT      0.738        69.94      51.61
WorldGate Communications(2)             WGAT      0.182        24.00       4.36
Andromedia(3)                             NA         NA         0.00       0.00
NuTel(4)                                  NA         NA         0.00       0.00

Total                                                                   $131.48
                                                                        ========
BGF Total Shares Outstanding                                              24.85
Implied Value Per Share (Pre-Tax)                                          5.29
                                                                        ========
--------------------------------------------------------------------------------

Valuation data regarding investments in Andromedia, NuTel, and "Other Investments" was unavailable on April 28, 1999 and June 28, 1999. No value was assigned to those assets for the April and June periods.

(1) MiningCo.Com changed its name to About.Com Inc. on 5/20/99. Valuation on April 28, 1999 based on MiningCo.Com closing share price.
(2) 183,000 shares is an estimate of BGF's holdings based on CSFB research dated 3/24/99. Price on April 28, 1999 based on average of proposed offering price of $23-$25.
(3)   Andromedia has filed an S1 and plans to raise as much as $40 million.
(4)   Nutel has not filed an S1.
(5) Other investments include Webstakes, Solbright, Galileo and Naviant. Value is based on management estimates.


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